Blue Owl Capital Inc. First Quarter 2022 Results

New York, New York, May 5, 2022 – Blue Owl Capital Inc. (“Blue Owl”) (NYSE:OWL) today reported its financial results for the first quarter ended March 31, 2022.
Doug Ostrover, CEO of Blue Owl said, “Blue Owl demonstrated another quarter of robust growth, backed by the stability of our permanent capital and the strong demand we are seeing for our income-oriented strategies. Assets under management grew year over year 76% to $102 billion and we continued to see strong growth in our retail fundraise, experiencing year over year growth of 172% to $2.2 billion. FRE Management fees increased 51% year over year, standing in contrast to the ongoing volatility and dislocation we see in public equity and debt markets. Our strong track record has resonated with investors, and our strategies are well-positioned in the face of a rising interest rate environment. We are poised to meaningfully scale our business across Direct Lending, GP Capital Solutions, and Real Estate, investing in origination and distribution capabilities to drive Blue Owl to the next level in our evolution as a firm. ”
Blue Owl issued its full detailed presentation of its first quarter ended March 31, 2022 results, which can be viewed through the Investor Resources section of Blue Owl's website at https://ir.blueowl.com/events-and-presentations.
Dividend
Blue Owl declared a quarterly dividend of $0.10 per Class A Share, payable on May 27, 2022, to shareholders of record at the close of business on May 20, 2022.
Quarterly Investor Call Details
Blue Owl will host its first quarter 2022 investor call via public webcast on May 5, 2022 at 11:00 a.m. ET. To register, please visit the Investor Resources section of Blue Owl's website at https://ir.blueowl.com/events-and-presentations. The conference call may be accessed by dialing (888) 330-2454 (U.S. callers) or +1 (240) 789-2714 (non-U.S. callers); conference ID 4153114. For those unable to listen to the live broadcast, there will be a webcast replay available on the Investor Resources section of Blue Owl’s website.
About Blue Owl
Blue Owl is a global alternative asset manager with $102.0 billion of assets under management as of March 31, 2022. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Capital Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with more than 25 years of experience building alternative investment businesses. Blue Owl employs over 400 people across 10 offices globally.
Forward Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the recently completed business combination and other strategic acquisitions; costs related to the recently completed business combination; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange (“NYSE”); Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; the possibility that Blue Owl may be adversely affected by other economic, business, and competitive factors; and the impact of the continuing COVID-19 pandemic on Blue Owl’s business.
Investor Contact
Ann Dai
Head of Investor Relations
blueowlir@blueowl.com
Media Contact
Prosek Partners
David Wells / Nick Theccanat
Pro-blueowl@prosek.com